UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXASHOUSTON DIVISION

)
In re:	)	Chapter 11
)
VANGUARD NATURAL RESOURCES, INC.,et al.,	) )	Case No. 19-31786 (DRJ)
)
Debtors.	)	(Jointly Administered)
	)	Re: Docket No. 12
FINAL ORDER (I) APPROVING
NOTIFICATION AND HEARING PROCEDURES FOR
CERTAIN TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS
WITH RESPECT TO COMMON STOCK AND (II) GRANTING RELATED RELIEF

Upon the motion (the “Motion”) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of a final order (this “Final Order”), (a) approving the Procedures related to transfers of Beneficial Ownership of Common Stock, (b) directing that any purchase, sale, other transfer of, or declaration of worthlessness with respect to, Common Stock in violation of the Procedures shall be null and void ab initio, and (c) granting related relief, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and that this Court may enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED ON A FINAL BASIS THAT:
1.    The Procedures, as set forth in Exhibit 1 attached hereto, are approved.
2.    Any transfer of or declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.
3.    In the case of any such transfer of Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take remedial actions specified by the Debtors, which may include the actions specified in Private Letter Ruling 201010009 (Dec. 4, 2009), to appropriately reflect that such transfer is null and void ab initio.
4.    In the case of any such declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, the person or entity making such declaration shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.
5.    The Debtors may, with three business days’ notice to the DIP Agent, retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.
6.    To the extent that this Final Order is inconsistent with any prior order or pleading with respect to the Motion in these chapter 11 cases, the terms of this Final Order shall govern.
7.    The requirements set forth in this Final Order are in addition to the requirements of applicable law and do not excuse compliance therewith.
8.    Notwithstanding the relief granted in this Final Order and any actions taken pursuant to such relief, nothing in this Final Order shall be deemed: (a) an admission as to the validity of any prepetition claim against a Debtor entity; (b) a waiver of the Debtors’ or any other party in interest’s rights to dispute prepetition claims on any grounds; (c) a promise or requirement to pay any prepetition claim; (d) an implication or admission that any particular claim is of a type specified or defined in this Final Order or the Motion; (e) a request or authorization to assume any prepetition agreement, contract, or lease pursuant to section 365 of the Bankruptcy Code; or (f) a waiver of the Debtors’ or any other party in interest’s rights under the Bankruptcy Code or any other applicable law.
9.    Notwithstanding anything to the contrary herein, nothing in this Final Order authorizes the use of cash collateral or debtor-in-possession financing.
10.    Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.
11.    Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Final Order are immediately effective and enforceable upon its entry.
12.    The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Final Order in accordance with the Motion.
13.    This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Final Order.

Dated: April 1, 2019
Houston, Texas

Exhibit 1
Procedures for Transfers of and Declarations of Worthlessness with Respect to Beneficial Ownership of Common Stock

PROCEDURES FOR TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK
The following procedures apply to transfers of Common Stock:

a.
Any entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court, and serve upon: (i) the Debtors, Vanguard Natural Resources, Inc., 5847 San Felipe, Suite 3000, Houston, Texas 77057, Attn.:  Jonathan C. Curth; (ii) proposed co-counsel to the Debtors, (a) Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois 60654, Attn.:  Timothy R. Bow, and Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn.: Aparna Yenamandra, and (b) Blank Rome LLP, 717 Texas Avenue, Suite 1400, Houston, Texas 77002, Attn.:  James T. Grogan and Philip M. Guffy; (iii) counsel to the indenture trustee for the Debtors’ second lien notes, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn.:  Brian Resnick; (iv) counsel to the administrative agent for the Debtors’ prepetition revolving credit facility, the Debtors’ prepetition term loan facility, and the Debtors’ postpetition debtor-in-possession secured financing facility, Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attn.:  Mitchell Seider and Annemarie Reilly, Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, Attn.: Trevor Wommack and Benjamin Gelfand, and Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attn.: Adam Malatesta; (v) counsel to any statutory committee appointed in these cases; (vi) the Office of the U.S. Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (vii) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”), a declaration of such status, substantially in the form of Exhibit 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (A) 20 calendar days after the date of the Notice of Interim Order (as defined herein), or (B) 10 calendar days after becoming a Substantial Shareholder; provided that, for the avoidance of doubt, the other procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.

b.
Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1B attached to these Procedures (each, a “Declaration of Intent to Accumulate Common Stock”).

c.
Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1C attached to these Procedures (each, a “Declaration of Intent to Transfer Common Stock,” and together with a Declaration of Intent to Accumulate Common Stock, each a “Declaration of Proposed Transfer”).

d.
The Debtors shall have 20 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors, or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 20‑day waiting period for each Declaration of Proposed Transfer.

e.
For purposes of these Procedures a “Substantial Shareholder” is any entity or individual that has direct or indirect Beneficial Ownership of at least 905,584 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock).

Procedures for Declarations of Worthlessness of Common Stock

a.
Any person or entity that currently is or becomes a 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a declaration of status as a 50-Percent Shareholder, substantially in the form attached to the Procedures as Exhibit 1D (each, a “Declaration of Status as a 50 Percent Shareholder”), on or before the later of (i) 20 calendar days after the date of the Notice of Interim Order, and (ii) ten calendar days after becoming a 50-Percent Shareholder; provided, that, for the avoidance of doubt, the other procedures set forth herein shall apply to any 50-Percent Shareholder even if no Declaration of Status as a 50-Percent Shareholder has been filed.

b.
Prior to filing any federal or state tax return, or any amendment to such a return, or taking any other action that claims any deduction for worthlessness of Beneficial Ownership of Common Stock for a taxable year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a declaration of intent to claim a worthless stock deduction (a “Declaration of Intent to Claim a Worthless Stock Deduction”), substantially in the form attached to the Procedures as Exhibit 1E.

i.
The Debtors shall have 20 calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors’ ability to utilize their Tax Attributes.

ii.
If the Debtors timely object, the filing of the tax return or amendment thereto with such claim will not be permitted unless approved by a final and non-appealable order of the Court, unless the Debtors withdraw such objection.

iii.
If the Debtors do not object within such 20-day period, the filing of the return or amendment with such claim will be permitted solely as described in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns and amendments within the scope of this section must be the subject of additional notices as set forth herein, with an additional 20-day waiting period. To the extent that the Debtors receive an appropriate Declaration of Intent to Claim a Worthless Stock Deduction and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.

Notice Procedures

a.
No later than two business days following entry of the Interim Order, the Debtors shall serve by first class mail, substantially in the form of Exhibit 1F attached to these Procedures (the “Notice of Interim Order”), on: (i) the Office of the United States Trustee for the Southern District of Texas; (ii) the entities listed on the Consolidated List of Creditors Holding the 50 Largest Unsecured Claims; (iii) the U.S. Securities and Exchange Commission; (iv) the Internal Revenue Service; (v) any official committees appointed in these chapter 11 cases; (vi) counsel to the administrative agent for the Debtors’ prepetition revolving credit facility, the Debtors’ prepetition term loan facility, and the Debtors’ postpetition debtor-in-possession secured financing facility, Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attn.:  Mitchell Seider and Annemarie Reilly, Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, Attn.: Trevor Wommack and Benjamin Gelfand, and Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attn.: Adam Malatesta; and (vii) all registered and nominee holders of Common Stock (with instructions to serve down to the beneficial holders of Common Stock, as applicable). Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a Notice of Interim Order modified to reflect that the final order has been entered (as modified, the “Notice of Final Order”) on the same entities that received the Notice of Interim Order.

b.
All registered and nominee holders of Common Stock shall be required to serve the Notice of Interim Order or Notice of Final Order, as applicable, on any holder for whose benefit such registered or nominee holder holds such Common Stock down the chain of ownership for all such holders of Common Stock.

c.
Any entity or broker or agent acting on such entity’s or individual’s behalf who sells Common Stock to another entity shall be required to serve a copy of the Notice of Interim Order or Notice of Final Order, as applicable, on such purchaser of such Common Stock, or any broker or agent acting on such purchaser’s behalf.

d.
As soon as is practicable following entry of the Interim Order, the Debtors shall (i) submit a copy of the Notice of Interim Order (modified for publication) for publication in The New York Times / USA Today (national edition); (ii) submit a copy of the Notice of Interim Order (modified for publication) to Bloomberg Professional Service for potential publication by Bloomberg; and (iii) file a Form 8-K with a reference to the entry of the Interim Order.

e.
To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

Exhibit 1A
Declaration of Status as a Substantial Shareholder
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXASHOUSTON DIVISION

)
In re:	)	Chapter 11
)
VANGUARD NATURAL RESOURCES, INC.,et al.,	) )	Case No. 19-31786 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
DECLARATION OF STATUS AS A SUBSTANTIAL SHAREHOLDER

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of Vanguard Natural Resources, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Vanguard Natural Resources, Inc. is a debtor and debtor in possession in Case No. 19-31786 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, as of __________ __, 2019, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Final Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. 64] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Substantial Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)
Exhibit 1B
Declaration of Intent to Accumulate Common Stock
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXASHOUSTON DIVISION

)
In re:	)	Chapter 11
)
VANGUARD NATURAL RESOURCES, INC.,et al.,	) )	Case No. 19-31786 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
DECLARATION OF INTENT TO ACCUMULATE COMMON STOCK

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of Vanguard Natural Resources, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Vanguard Natural Resources, Inc. is a debtor and debtor in possession in Case No. 19-31786 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, if applicable, on ___________ __, 2019, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ___________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Final Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. 64] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.
PLEASE TAKE FURTHER NOTICE that the Debtors have 20 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20‑day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)

Exhibit 1C
Declaration of Intent to Transfer Common Stock
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXASHOUSTON DIVISION

)
In re:	)	Chapter 11
)
VANGUARD NATURAL RESOURCES, INC.,et al.,	) )	Case No. 19-31786 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
DECLARATION OF INTENT TO TRANSFER COMMON STOCK

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of Vanguard Natural Resources, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Vanguard Natural Resources, Inc. is a debtor and debtor in possession in Case No.  19-31786 (__) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, if applicable, on __________ __, 2019, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock after such transfer becomes effective.
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Final Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. 64] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.
PLEASE TAKE FURTHER NOTICE that the Debtors have 20 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20‑day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)
Exhibit 1D
Declaration of Status as a 50-Percent Shareholder

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXASHOUSTON DIVISION

)
In re:	)	Chapter 11
)
VANGUARD NATURAL RESOURCES, INC.,et al.,	) )	Case No. 19-31786 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
DECLARATION OF STATUS AS A 50-PERCENT SHAREHOLDER

PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the common stock of Vanguard Natural Resources, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Vanguard Natural Resources, Inc. is a debtor and debtor in possession in Case No. 19-31786 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, as of _________ __, 2019, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Final Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. 64] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.
Respectfully submitted,
(Name of 50-Percent Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)
Exhibit 1E
Declaration of Intent to Claim a Worthless Stock Deduction

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXASHOUSTON DIVISION

)
In re:	)	Chapter 11
)
VANGUARD NATURAL RESOURCES, INC.,et al.,	) )	Case No. 19-31786 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
DECLARATION OF INTENT TO CLAIM A WORTHLESS STOCK DEDUCTION

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of common stock of Vanguard Natural Resources, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Vanguard Natural Resources, Inc. is a debtor and debtor in possession in Case No. 19-31786 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, if applicable, on _________ __, 2019, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that ________ shares of Common Stock became worthless during the tax year ending __________.
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Final Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. 64] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that the Debtors have 20 calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein. If the Debtors file an objection, such Proposed Worthlessness Claim will not be effective unless such objection is withdrawn by the Debtors or such action is approved by a final and non-appealable order of the Bankruptcy Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party will each require an additional notice filed with the Court to be served in the same manner as this Declaration and are subject to an additional 20-day waiting period.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)
Exhibit 1F
Notice of Final Order
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXASHOUSTON DIVISION

)
In re:	)	Chapter 11
)
VANGUARD NATURAL RESOURCES, INC.,et al.,	) )	Case No. 19-31786 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
NOTICE OF DISCLOSURE PROCEDURES
APPLICABLE TO CERTAIN HOLDERS OF COMMON
STOCK, DISCLOSURE PROCEDURES FOR TRANSFERS OF
AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO
COMMON STOCK, AND FINAL HEARING ON THE APPLICATION THEREOF

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF VANGUARD NATURAL RESOURCES, INC. (THE “COMMON STOCK”):
PLEASE TAKE NOTICE that on March 31, 2019 (the “Petition Date”), the above‑captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.
PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No.12] (the “Motion”).
PLEASE TAKE FURTHER NOTICE that on April 1, 2019, the Court entered the Final Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. 64] (the “Order”) approving procedures for certain transfers of and declarations of worthlessness with respect to Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.
PLEASE TAKE FURTHER NOTICE that pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock, or Beneficial Ownership of Common Stock, in violation of the Procedures, and any such deduction in violation of the Procedures shall be null and void ab initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.
PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the notice, claims, and solicitation agent for the Debtors, Prime Clerk, LLC, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee, or free of charge by accessing the Debtors’ restructuring website at https://cases.primeclerk.com/VNR.
PLEASE TAKE FURTHER NOTICE THAT FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THE ORDER SHALL CONSTITUTE A VIOLATION OF, AMONG OTHER THINGS, THE AUTOMATIC STAY PROVISIONS OF SECTION 362 OF THE BANKRUPTCY CODE.
PLEASE TAKE FURTHER NOTICE THAT ANY PROHIBITED PURCHASE, SALE, OTHER TRANSFER OF, OR DECLARATION OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK, BENEFICIAL OWNERSHIP THEREOF, OR OPTION WITH RESPECT THERETO IN VIOLATION OF THE ORDER IS PROHIBITED AND SHALL BE NULL AND VOID AB INITIO AND MAY BE SUBJECT TO ADDITIONAL SANCTIONS AS THIS COURT MAY DETERMINE.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

Houston, Texas	Respectfully Submitted,
April 1, 2019

/s/ Brian E. Schartz
BLANK ROME LLP	KIRKLAND & ELLIS LLP
James T. Grogan (TX Bar No. 24027354)	KIRKLAND & ELLIS INTERNATIONAL LLP
Philip M. Guffy (SDTX ID No. 3380372)	Brian E. Schartz, P.C. (TX Bar No. 24099361)
717 Texas Avenue, Suite 1400	609 Main Street
Houston, Texas 77002	Houston, Texas 77002
Telephone: (713) 228-6601	Telephone: (713) 836-3600
Facsimile: (713) 228-6605	Facsimile: (713) 836-3601
Email: jgrogan@blankrome.com	Email: brian.schartz@kirkland.com
pguffy@blankrome.com
-and-

James H.M. Sprayregen, P.C.
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

-and-

Christopher Marcus, P.C. (pro hac vice admission pending)
Aparna Yenamandra (pro hac vice admission pending)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: christopher.marcus@kirkland.com
aparna.yenamandra@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession